Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Mortgagebrokers.com Holdings, Inc. for the Quarter Ending September 30, 2010, I, Alex Haditaghi, Principal Executive Officer and Principal Financial Officer of Mortgagebrokers.com Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Mortgagebrokers.com Holdings, Inc.

Dated:  November 18, 2010

MORTGAGEBROKERS.COM HOLDINGS, INC.

By:	/s/ Alex Haditaghi
Alex Haditaghi Principal Executive Officer, Principal Accounting Officer President, Secretary and Director